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                                                                   EXHIBIT 10.79


                        6% NON-NEGOTIABLE PROMISSORY NOTE


$500,000                                                   Boston, Massachusetts
                                                               February 18, 1998


         On February 18, 2001 (the "Maturity Date"), for value received, the undersigned Selfcare, Inc., a Delaware corporation (the "Maker"), promises to pay to Cover Family Trust (the "Payee"), the principal sum of FIVE HUNDRED THOUSAND United States Dollars ($500,000) or the then outstanding principal amount hereof, together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until payment in full, such interest to be payable at such rates and such times as are hereinafter specified.

1.       INTEREST AND PRINCIPAL

         1.01 Interest. The Maker shall pay interest on the outstanding principal amount of this Note ("Note") from the date hereof until the principal amount of this Note is paid in full at the rate of six percent (6%) per annum. Interest payments shall be made quarterly on the last day of March, June, September and December of each year (the "Payment Dates"). Any overdue installment of interest or principal shall bear interest at the rate of fifteen percent (15%) per annum. Interest shall be calculated on the basis of a 365 day year for the actual number of days elapsed.

         1.02 Principal. The entire outstanding principal amount of this Note together with interest accrued and unpaid thereon and Premium, if any, shall be paid on the Maturity Date.

         1.03 Premium. On the Maturity Date, the Payee shall be paid, in addition to the principal amount of this Note, a premium (the "Premium") to be determined in accordance with the formula set forth below; provided, that the Premium shall in no event exceed the original principal amount of this Note.

                               P = N x (FCP - CP)3
                                       -----------
                                            CP
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P   =    The Premium.

CP  =    $13.50, as adjusted to reflect any stock dividend, subdivision, reclassification, recapitalization, split, spin-off, combination or exchange of shares which occurs prior to the Maturity Date; provided, that no adjustment shall be made to CP on account of a "Transaction" (as defined in the Purchase Agreement dated February 18, 1998, by and among the Maker, Selfcare Consumer Products, Inc., Can-Am Care Corporation (the "Company") and the stockholders of the Company).

FCP =    The "Maturity Date Closing Price" shall be an amount equal to either
         (a) average of the closing prices for the common stock $.001 par value per share of Maker, or the shares of a subsidiary or spin-off of Selfcare retained by Selfcare shareholders following a Transaction, (the "Common Stock") as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted for trading, during the 90 days preceding the Maturity Date or (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc. (the "NASD"), the average of the closing bid and asked prices of the Common Stock as shown by the NASD automated quotation system, during the 90 days preceding the Maturity Date, or (c) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, as determined by the Maker and the holder of this Note. Such Maturity Date Closing Price shall be adjusted to reflect any stock dividend, subdivision, reclassification, recapitalization, split, spin-off, combination or exchange of shares which occurs prior to the Maturity Date.

N   =    The original principal amount of this Note.

         In the event of a Change of Control (as hereinafter defined) of Maker prior to the Maturity Date, the entire outstanding principal amount of this Note shall become due and payable immediately. In such event, the Premium shall be calculated in the same manner as above, except that (i) in the event of a Change of Control as described in (a) below, the closing price of the Common Stock on the date of the Change in Control shall be substituted for the Maturity Date Closing Price, (ii) in the event of a Change of Control as described in (b) below, the price per share for Common Stock paid by the Acquiror (defined below) in the transaction causing the Change of Control shall be substituted for the Maturity Date Closing Price, (iii) in the event of a Change of Control as described in (c) below, the price per share paid by the purchaser for all or substantially all of the assets of the Maker shall be substituted for the Maturity Date Closing Price; or (iv) in the event of a Change of Control as described in (d) below, the Maturity Date Closing Price shall be replaced by the greater of (A) the "Pre-Transaction Closing Price" (as defined below) and (B) the sum of the Pre-Transaction Closing Price and the difference between the Maturity Date Closing Price and the Post-Transaction Closing Price.


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         "Change of Control" shall mean (a) any change in the board of directors of Maker after which the current directors of Maker, or persons nominated or appointed to serve as directors by the current directors of Maker, shall cease to constitute a majority of the directors of Maker or (b) any change in the ownership of the capital stock of Maker after which any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity (an "Acquiror") shall acquire capital stock with a majority of the voting power of the capital stock of the Maker necessary to elect directors to the board of directors of the Maker or (c) a sale or disposition of all or substantially all of the assets of Maker; or (d) a Transaction.

         "Post-Transaction Closing Price" is the average of the closing prices for the Common Stock during the five (5) trading days immediately after the consummation of a Transaction, as adjusted to reflect any stock dividend, subdivision, reclassification, recapitalization, split, spin-off, combination or exchange of shares; provided, that no adjustment shall be made to the Post-Transaction Closing Price on account of a Transaction.

         "Pre-Transaction Closing Price" is the average of the closing prices for the Common Stock during the five (5) trading days immediately prior to the consummation of a Transaction, as adjusted to reflect any stock dividend, subdivision, reclassification, recapitalization, split, spin-off, combination or exchange of shares; provided, that no adjustment shall be made to the Pre-Transaction Closing Price on account of a Transaction.

         1.04 Prepayment. This Note may not be prepaid without the prior written consent of the Payee.

         1.05 Delivery of Payment. All payments made hereunder shall be made by wire transfer, in accordance with instructions as may be provided by Payee, or by check mailed first class, postage paid to the Payee at the address set forth above or to such other address as the Payee may from time to time designate in writing to the Maker. If any payments are required to be made on a day which is not a Business Day (as hereinafter defined) the date on which such payment is required to be made shall be extended to, and such payment shall be required to be made on, the next Business Day. "Business Day" shall mean a day other than Saturday, Sunday and any day which shall be in the City of Boston, Massachusetts, a legal holiday or a day on which banking institutions are authorized by law to close.

2.       SUBORDINATION

         2.01 Subordinated Debt. The indebtedness evidenced by this instrument ("Subordinated Debt") is subordinate and junior in right of payment, to the extent and in the manner set forth below, to all Superior Debt (as defined in Section 2.02 ) of the Maker to the extent provided in this section.


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         2.02 Superior Debt. For the purpose of these subordination provisions the term "Superior Debt" shall mean all principal, interest, charges, expenses and attorneys' fees arising out of or relating to all indebtedness (including any guarantee) of Maker owing to commercial lending institutions ("Senior Lenders") whether outstanding on the date of this Note or subsequently incurred including, without limitation, to increase, renew, extend, modify or otherwise amend existing Superior Debt, unless under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is junior and subordinate to other indebtedness and obligations of the Maker. "Superior Debt" shall not include indebtedness of Maker that (i) is incurred in connection with an acquisition of assets or stock of a third party seller and (ii) is convertible into Common Stock or which otherwise has a return determined by reference to the price of the Common Stock or the financial performance of the Company or a subsidiary or affiliate thereof ("Seller's Debt"). All Seller's Debt shall rank pari passu with, or be subordinated to, the Subordinated Debt.

         2.03 Permitted Payments. Maker shall make all regularly scheduled payments of accrued interest, principal, or Premium, if any, on this Note unless at the time of any such scheduled payment there exists a default under the Superior Debt, in which case the extent to which the Maker may make any payment on the Note shall be governed by Section 2.04.

         2.04 Default on Superior Debt. (a) The Maker may not make any payment of accrued interest, principal or Premium, if any, on or in respect of this Note if (i) a default in the payment of the principal of, premium, if any, or interest on Superior Debt ("Payment Default") occurs and is continuing beyond any applicable period of grace (or is not paid at maturity) or (ii) any other default occurs and is continuing with respect to Superior Debt that permits holders of such Superior Debt to accelerate its maturity ("Nonpayment Default") and, with respect to any Nonpayment Default, the Payee receives a notice of such a default (a "Payment Blockage Notice") from the Maker or any holder of any Superior Debt. Any such Payment Blockage Notice shall be delivered promptly after a Nonpayment Default and state that a Nonpayment Default has occurred and that the Payment Blockage Notice is being delivered pursuant to this Note. Payments in respect to this Note may and shall be resumed after the Payment Blockage Termination Date. For purposes of this Note, the term "Payment Blockage Termination Date" shall mean (a) in the case of a Payment Default, the earlier of (i) the date on which such default is cured or waived in writing and (ii) the later of (A) 270 days after the occurrence of the Payment Default and (B) the date that the Senior Lender to which Superior Debt is owed and with respect to which there has been a Payment Default ceases to actively pursue remedies with respect to such Payment Default, and (b) in case of a Nonpayment Default, the earlier of (i) the date on which such Nonpayment Default is cured or waived in writing or (ii) 180 days after the date on which the applicable Payment Blockage Notice is received. No Nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Payee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         (b) The foregoing provisions of Section 2.04(a) shall be subject to the following additional conditions and limitations:


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                  (i) For the purposes hereof, "Payment Blockage Period" shall mean the period commencing on the date a payment Blockage Notice is given by Maker or any holder of any Superior Debt and ending on the applicable Payment Blockage Termination Date.

                  (ii) No Payment Blockage Notice may be given during the pendency of any Payment Blockage Period and no more than one Payment Blockage Period, other than a Payment Blockage Period based on a Payment Default, may be commenced during any period of 360 consecutive days.

                  (iii) No facts or circumstances constituting a Superior Debt default existing on the date any Payment Blockage Notice is given and of which an officer of the holder of such Superior Debt has knowledge may be used as a basis for any additional or subsequent Payment Blockage Notice.

         2.05 Certain Events of Bankruptcy. In the event of:

         (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Maker or to its creditors, as such, or to it property;

         (b) any proceedings for the liquidation, dissolution or other winding-up of the Maker, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

         (c) any assignment by the Maker for the benefit of its creditors; or

         (d) any other marshaling of the assets of the Maker, all Superior Debt (including any interest on same accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued on same but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to Payee on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Subordinated Debt shall be paid or deliverable directly to the Senior Lenders (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued on same but for the commencement of such proceedings) shall have been paid in full.

         2.06 Payments in Trust. If any payment or distribution, whether in cash, securities or other property, shall be received by Payee in contravention of any of the terms of this Note and before all the Superior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the Senior Lenders for application to the payment of all Superior Debt remaining unpaid to the extent


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necessary to pay all such Superior Debt in full. In the event of the failure of
Payee to endorse or assign any such payment or distribution, each Senior Lender, including the holder of the Existing Superior Debt, is hereby irrevocably authorized to endorse or assign the same.

         2.07 Certain Rights of Subordinated Debt. No Senior Lender shall be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of the such Senior Lender. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of Senior Lenders, on the one hand, and the Payee, on the other hand. Nothing contained herein shall impair, as between the Maker and the Payee, the obligation of the Maker, which is unconditional and absolute, to pay to the Payee the principal hereof and interest on this Note as and when the same shall become due and payable in accordance with the terms of this Note, or prevent the Payee from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Note upon a default or Event of Default (as hereinafter defined) under this Note, all subject to the rights of Senior Lenders to receive cash, securities or other property otherwise payable or deliverable to Senior Lenders.

         2.08 Future Action. The Payee will take such action (including, without limitation, the delivery of this instrument to an agent for Senior Lenders or consent to the filing of a financing statement with respect thereto) as may, in the opinion of counsel designated by Senior Lenders, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

3.       DEFAULTS AND REMEDIES.

         3.01 Events of Default. An "Event of Default" shall occur if:

              (a) the Maker shall fail to make payment of interest on this Note when the same becomes due and payable hereunder and such failure to make a payment continues for a period of 30 days;

              (b) the Maker shall fail to make the payment of principal or Premium on this Note when the same becomes due and payable hereunder, at maturity or otherwise;

              (c) the Maker fails to comply with any of the other agreements contained in this Note, and such default continues for the period and after the notice specified below;

              (d) the Maker pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined):

                  (i) commences a voluntary case;


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                  (ii) consents to the entry of an order against it for relief in an involuntary case or an involuntary case against maker remains undismissed, undischarged or unbonded for a period of 90 days; or

                  (iii) makes a general assignment for the benefit of its creditors; or

              (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Maker in an involuntary case;

                  (ii) appoints a Custodian (as hereinafter defined) for all or substantially all of the assets of the Company; or

                  (iii) orders a liquidation of the Company.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law. The term "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         A default under clause (c) above shall not constitute an Event of Default until Payee notifies the Maker of the default and the Maker does not cure the default within 30 days of such notice. The notice must specify the Event of Default, demand that it be remedied, and state that it is a notice of Event of Default.

         3.2 Acceleration. In the event that an Event of Default shall occur and be continuing, then, and in any such event and at any time thereafter, so long as such Event of Default shall then be continuing, all amounts of principal, interest premium, if any, and other sums and charges hereunder may, at the option of the Payee, be declared (by written notice to the Maker) to be, whereupon the same shall henceforth become, immediately due and payable, subject to the provisions of Section 2 hereof.

         3.3 Other Remedies. Subject to Section 2.02, if an Event of Default occurs and is continuing, the holder of this Note may pursue any available remedy to collect the payment of interest, principal or premium, if any, on this Note or to enforce any provision of this Note. A delay or omission by the holder of this Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver or acquiesce in the Event of Default. All remedies are cumulative to the extent permitted by law.

4.       AMENDMENT

                  No amendment or waiver of any provision of this Note, nor consent to any departure by the Maker or the Payee here from, shall in any event be effective unless the same


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shall be in writing and signed by the Maker and the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.       NOTICES

                  All notices and other communications provided for hereunder shall be in writing and sent by mail, telecopy or hand delivery, with receipt acknowledged, and shall be deemed given upon receipt:

if to the Maker, to:                Selfcare, Inc.
                                    200 Prospect Street
                                    Waltham, MA 02154

                                    Attention:  Ron Zwanziger
                                    Telephone:  (617) 647-3900
                                    Facsimile:  (617) 647-3939

with a copy to:                     Foley, Hoag & Eliot LLP
                                    One Post Office Square
                                    Boston, MA 02109

Attention:                          John D. Patterson, Jr., Esq.
                                    Telephone:  (617) 832-1144
                                    Facsimile:  (617) 832-7000

and, if to Payee, to:               Cover Family Trust
                                    c/o Herbert Cover
                                    6924 E. Night Glow Circle
                                    Scottsdale, AZ 85262

with a copy to:                     Schulte Roth & Zabel LLP
                                    900 Third Avenue
                                    New York, NY 10022

Attention:                          Stuart D. Freedman, Esq.
                                    Telephone:  (212) 756-2407
                                    Facsimile:  (212) 593-5955

6.       USURY.

         It is the intention of the parties hereto to conform strictly to applicable usury laws now or hereafter in effect. In the event that any of the terms or provisions of this Note are in conflict with applicable usury law this
Section 6 shall govern as to such terms or provisions, and this Note


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shall in all other respects remain in full force and effect. If any transaction contemplated hereby would be usurious, it is agreed that the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum interest allowed by applicable law. Accordingly, if interest in excess of the legal maximum is contracted for, charged or received: (i) this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, for the purpose of determining said rate and to the extent permitted by applicable law, all interest contracted for, charged or received shall be amortized, prorated and spread throughout the full term of this Note so that the effective rate of interest is uniform throughout the life of this Note, and (ii) any excess of interest over the maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof.

7.       MISCELLANEOUS

         The undersigned hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the Payee in respect to the time of payment or any other provision of this Note. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUSIVE OF THE LAWS GOVERNING CONFLICTS OF LAWS) OF THE STATE OF NEW YORK.

                                    SELFCARE, INC.

                                    By:___________________________________
                                       Name:  Anthony H. Hall
                                       Title: Chief Financial Officer


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